UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2019

THEGLOBE.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25053	14-1782422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5949 Sherry Lane, Suite 950, Dallas, TX 75225

c/o Toombs Hall and Foster

(Address of principal executive offices (zip code))

(214) 369-5695

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	tglo	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Bridge Promissory Note

On November 1, 2019, theglobe.com, inc. (the “Company”) executed the Fourth Amended and Restated Promissory Note (the “Note”) with Delfin Midstream, Inc. (“Delfin”), the holder of a majority of the Company’s common stock, to increase the principal amount of the previous bridge promissory note, executed June 3, 2019, to $554,100. The Note is due upon demand by Delfin, and bears interest at a rate of eight percent (8%) per annum prior to the maturity date and ten percent (10%) per annum if unpaid following the maturity date. It may be prepaid in whole or in part at any time prior to the maturity date without penalty. The Note is an unsecured obligation of the Company.

The foregoing description of the terms of the Note does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Fourth Amended and Restated Bridge Promissory Note which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits
10.1	Fourth Amended and Restated Bridge Promissory Note*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.

Date: November 7, 2019	By:	/s/ Frederick Jones
		Name:	Frederick Jones
		Title:	Chief Executive Officer and Chief Financial Officer